Exhibit 99.1

News From:	For Immediate Release

Kaydon Corporation	Global Engineered Solutions

KAYDON CORPORATION REPORTS

SECOND QUARTER 2013 RESULTS

Ann Arbor, Michigan – July 25, 2013

Kaydon Corporation (NYSE:KDN) today announced its results for the second fiscal quarter ended June 29, 2013.

Consolidated Results

Sales in the second quarter of 2013 were $117.3 million, compared to sales of $124.4 million in the second quarter of 2012.

Diluted earnings per share on a GAAP basis in the second quarter of each of 2013 and 2012 equaled $0.36. Adjusted earnings per share, as defined below, was $0.42 in both the second quarter of 2013 and the second quarter of 2012.

Adjusted EBITDA, as defined below, was $25.6 million during the second quarter of 2013, compared to $27.3 million, during the second quarter of 2012. Free cash flow, as defined below, for the second quarter of 2013 was $18.7 million compared to $13.3 million in the second quarter of 2012.

Adjusted gross margin was 38.6 percent in the second quarter of 2013, compared to 33.7 percent in the second quarter of 2012, as the Company continues to benefit from the increased operating leverage that has resulted from the restructuring activities undertaken in late 2012 and from ongoing operational improvements.

This press release includes certain non-GAAP measures, including adjusted gross margin, adjusted earnings per share, EBITDA, adjusted EBITDA and free cash flow. Readers should refer to the attached Reconciliation of Non-GAAP Measures exhibit for the reconciliations of the applicable GAAP measures to the non-GAAP measures presented.

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Adjustments to GAAP results include certain items management considers in evaluating operating performance in each period. During the second quarter of 2013, Kaydon incurred $1.2 million of costs associated with due diligence and restructuring activities, and $1.2 million of non-cash amortization of previously incurred net actuarial losses related to postretirement benefit plans. During the current quarter the Company reviewed, and continues to review, several potential acquisitions. During the second quarter of 2012, adjustments included $1.6 million of acquisition-related costs primarily related to the Fabreeka acquisition and $1.1 million of non-cash amortization of previously incurred net actuarial losses related to postretirement benefit plans.

Orders and Backlog

Orders were $123.2 million in the second quarter of 2013, compared to $112.8 million in the second quarter of 2012 and $119.4 million in the first quarter of 2013. Backlog at June 29, 2013 was $158.1 million, compared to $169.5 million at June 30, 2012.

Financial Position and Free Cash Flow

Free cash flow was $18.7 million in the second quarter of 2013, compared to $13.3 million in the second quarter of 2012. During the quarter, the Company repaid $7.8 million of debt while paying dividends of $6.4 million.

As of June 29, 2013, the Company had cash and cash equivalents totaling $69.9 million and total borrowings outstanding of $164.7 million, resulting in net debt of $94.8 million.

Management Commentary

James O’Leary, Chairman and Chief Executive Officer commented, “The second quarter of 2013 was solid as we continue to successfully manage the variables within our control. Relative to the comparable quarter of 2012, we saw improved margins, free cash flow and orders despite a still challenging economic environment. In aggregate, bookings for our industrial businesses were solid with trends consistent with this year’s first quarter. As expected, military bookings were lower due to anticipated reductions in military activity and timing. However, this was more than offset by strong wind energy bookings in the quarter, supporting our view that the wind energy business has bottomed and will continue to show signs of improvement as we look a few quarters forward.

“Like most in the industrial space, we anticipate gradual improvement in the latter half of the year. While we wait for clearer signs of this pickup in economic activity, our principal focus remains managing the things within our control while we explore growth opportunities on the acquisition front. Our operational focus will translate in continued strength in both free cash flow and margins, as demonstrated so far this year, and further improvement when economic growth picks up in a more pronounced and sustained fashion.”

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About Kaydon

Kaydon Corporation is a leading designer and manufacturer of custom engineered, performance-critical products, supplying a broad and diverse group of industrial, military, aerospace, medical, semiconductor and alternative energy equipment, and aftermarket customers.

Conference call information: At 11:00 a.m. Eastern time today, Kaydon will host a second quarter 2013 earnings conference call. The conference call can be accessed telephonically in a listen-only mode by dialing 1-888-471-3843 and providing the following passcode number: 800500. Participants are asked to dial in 10 minutes prior to the scheduled start time of the call.

Alternatively, interested parties are invited to listen to the conference call on the internet at:

http://w.on24.com/r.htm?e=654132&s=1&k=047D773357A6F973268DACF57BCDC690

or by logging on to the Kaydon Corporation website at: http://www.kaydon.com and accessing the conference call at the “Second Quarter 2013 Conference Call” icon.

To accommodate those that are unable to listen at the scheduled start time, a replay of the conference call will be available telephonically beginning at 2:00 p.m. Eastern time today through Wednesday, July 31, 2013 at 2:00 p.m. Eastern time. The replay is accessible by dialing 1-888-203-1112 and providing the following passcode number: 3897290.

Additionally, interested parties can access an archive of the conference call on the Kaydon Corporation website at http://www.kaydon.com.

# # #

This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 regarding the Company’s plans, expectations, estimates and beliefs. Forward-looking statements are typically identified by words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “will,” “may,” “should,” “could,” “potential,” “projects,” “approximately,” and other similar expressions, including statements regarding general economic conditions, competitive dynamics and the adequacy of capital resources. These forward-looking statements may include, among other things, projections of the Company’s financial performance, anticipated growth, characterization of and the Company’s ability to control contingent liabilities, and anticipated trends in the Company’s businesses. These statements are only predictions, based on the Company’s current expectations about future events. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, performance or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

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In addition, the Company or persons acting on its behalf may from time to time publish or communicate other items that could also be construed to be forward-looking statements. Statements of this sort are or will be based on the Company’s estimates, assumptions, and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. Kaydon does not undertake any responsibility to update its forward-looking statements or risk factors to reflect future events or circumstances except to the extent required by applicable law.

Certain non-GAAP measures are presented in this press release. These measures should be viewed as supplemental data, rather than as substitutes or alternatives to the most comparable GAAP measures.

Contact:	Timothy J. Heasley READ IT ON THE WEB
Senior Vice President & Chief Financial Officer http://www.kaydon.com
(734) 680-2018

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KAYDON CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net sales	$117,343	$124,373	$228,016	$240,839
Cost of sales	73,751	83,371	143,053	158,238

Gross profit	43,592	41,002	84,963	82,601
Selling, general and administrative expenses	26,379	23,532	52,012	47,796

Operating income	17,213	17,470	32,951	34,805
Interest expense	(896)	(795)	(1,792)	(1,183)
Interest income	74	54	140	179

Income before taxes	16,391	16,729	31,299	33,801
Provision for income taxes	4,704	5,035	8,938	9,986

Net income	$11,687	$11,694	$22,361	$23,815

Earnings per share:
Basic	$0.36	$0.37	$0.70	$0.74

Diluted	$0.36	$0.36	$0.70	$0.74

Dividends declared per share	$0.20	$0.20	$0.40	$10.90

Weighted average common shares outstanding:
Basic	31,818	31,755	31,815	31,744

Diluted	31,847	31,776	31,843	31,769

KAYDON CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 29, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$69,937	$53,556
Accounts receivable, net	74,580	71,410
Inventories, net	97,345	97,933
Other current assets	17,189	20,354

Total current assets	259,051	243,253
Property, plant and equipment, net	115,595	121,233
Assets held for sale	7,850	6,530
Goodwill, net	189,196	190,323
Other intangible assets, net	47,201	49,177
Other assets	4,558	4,646

Total assets	$623,451	$615,162

Liabilities and Shareholders’ Equity:
Accounts payable	$23,713	$15,555
Accrued expenses	24,569	21,539
Current portion long-term debt	8,438	10,313

Total current liabilities	56,720	47,407
Long-term debt	156,250	166,062
Other long-term liabilities	71,738	70,917

Total long-term liabilities	227,988	236,979
Shareholders’ equity	338,743	330,776

Total liabilities and shareholders’ equity	$623,451	$615,162

KAYDON CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Cash Flows from Operating Activities:
Net income	$11,687	$11,694	$22,361	$23,815
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	3,886	5,165	7,736	10,175
Amortization of intangible assets	966	839	1,924	1,578
Amortization of stock awards	963	904	1,607	1,795
Stock option compensation expense	219	219	379	1,335
Excess tax benefits from stock-based compensation	—	29	156	(673)
Deferred financing fees	123	124	246	470
Contributions to qualified pension plans	(386)	(1,535)	(566)	(2,169)
Net change in receivables, inventories and trade payables	1,507	1,896	4,692	(16,320)
Net change in other assets and liabilities	2,049	(1,346)	8,781	3,940

Net cash from operating activities	21,014	17,989	47,316	23,946
Cash Flows from Investing Activities:
Capital expenditures	(3,011)	(4,815)	(5,023)	(8,122)
Dispositions of property, plant and equipment	659	168	711	1,961
Acquisition of business, net of cash acquired	—	(51,567)	—	(51,567)

Net cash used in investing activities	(2,352)	(56,214)	(4,312)	(57,728)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	—	50,000	—	200,000
Repayments of long-term borrowings	(7,812)	(1,874)	(11,687)	(1,874)
Debt issuance costs	—	—	—	(1,357)
Cash dividends paid	(6,423)	(6,402)	(12,843)	(348,892)
Purchase of treasury stock	—	—	(678)	(1,199)
Excess tax benefits from stock-based compensation	—	(29)	(156)	673
Proceeds from exercise of stock options	—	97	—	112

Net cash from (used in) financing activities	(14,235)	41,792	(25,364)	(152,537)
Effect of exchange rate changes on cash and cash equivalents	(65)	(1,119)	(1,259)	(156)

Net increase (decrease) in cash and cash equivalents	4,362	2,448	16,381	(186,475)
Cash and cash equivalents - Beginning of period	65,575	36,291	53,556	225,214

Cash and cash equivalents - End of period	$69,937	$38,739	$69,937	$38,739

KAYDON CORPORATION

REPORTABLE SEGMENT INFORMATION

(In thousands)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net sales
Friction Control Products	$57,074	$71,525	$108,748	$137,328
Velocity Control Products	30,796	24,488	63,383	48,787
Other Industrial Products	29,473	28,360	55,885	54,724

Total consolidated net sales	$117,343	$124,373	$228,016	$240,839

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Operating income
Friction Control Products	$9,278	$10,174	$16,571	$21,993
Velocity Control Products	5,844	5,708	13,352	11,550
Other Industrial Products	3,430	3,020	5,502	4,929

Total segment operating income	18,552	18,902	35,425	38,472
Items not allocated to segment operating income	(1,339)	(1,432)	(2,474)	(3,667)
Interest expense	(896)	(795)	(1,792)	(1,183)
Interest income	74	54	140	179

Income before taxes	$16,391	$16,729	$31,299	$33,801

The Company has two reporting segments: Friction Control Products and Velocity Control Products. The Company’s remaining operating segments are combined and disclosed as “Other Industrial Products.”

Kaydon Corporation

Reconciliation of Non-GAAP Measures

(In thousands)

	Three Months Ended		Six Months Ended		LTM
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Free cash flow, as defined (non-GAAP)
Net cash from operating activities (GAAP)	$21,014	$17,989	$47,316	$23,946	$110,252	$58,019
Capital expenditures, net of dispositions	(2,352)	(4,647)	(4,312)	(6,161)	(13,407)	(13,215)

Free cash flow, as defined (non-GAAP)	$18,662	$13,342	$43,004	$17,785	$96,845	$44,804

Kaydon’s management believes free cash flow, as defined above and a non-GAAP measure, is an important indicator of the Company’s ability to generate excess cash above levels required for capital investment to support future growth. However, it should be viewed as supplemental data, rather than as a substitute or alternative to the comparable GAAP measure.

	Three Months Ended		Six Months Ended		LTM
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Adjusted EBITDA, as defined (non-GAAP)
Net income (GAAP)	$11,687	$11,694	$22,361	$23,815	$(904)	$46,999
Net interest (income)/expense	822	741	1,652	1,004	3,456	995
Provision for income taxes	4,704	5,035	8,938	9,986	10,706	19,101
Depreciation and amortization of intangible assets	4,852	6,004	9,660	11,753	20,653	23,623
Stock-based compensation expense (1)	1,182	1,123	1,986	3,130	3,672	5,945

EBITDA, as defined (non-GAAP)	23,247	24,597	44,597	49,688	37,583	96,663
Arbitration costs	—	—	—	143	3,989	5,825
Impairment and restructuring related costs (2)	852	55	1,403	218	47,773	1,255
Due diligence and purchase accounting costs	328	1,551	358	1,551	847	1,922
Recapitalization costs	—	—	—	267	266	267
Curtailment gains	—	—	—	—	—	(133)
Amortization of net actuarial loss	1,172	1,127	2,344	2,253	4,869	3,658
Pension Settlement	—	—	—	—	2,914	—

Adjusted EBITDA, as defined (non-GAAP)	$25,599	$27,330	$48,702	$54,120	$98,241	$109,457

(1)	Includes non-cash stock amortization expense and non-cash stock option expense.
(2)	Includes wind restructuring related impairments and other costs including fixed asset impairments of $43.0 million, inventory impairment of $1.1 million, accounts receivable reserves of $1.3 million, severance costs of $0.5 million and other program costs of $1.8 million for the twelve months ended June 29, 2013.

Kaydon’s management believes EBITDA, as defined above and Adjusted EBITDA, as defined, both non-GAAP measures, are determinants of the Company’s capacity to incur additional senior capital to enhance future profit growth and cash flow growth. In addition, EBITDA is widely used by financial analysts and investors, and is utilized in measuring compliance with financial covenants in the Company’s credit agreement. Also, EBITDA is a metric used to determine payments under the Company’s annual incentive compensation program for senior managers. However, EBITDA, as defined, and Adjusted EBITDA, as defined should be viewed as supplemental data, rather than as substitutes or alternatives to the comparable GAAP measure.

Kaydon Corporation

Reconciliation of Non-GAAP Measures (continued)

(In thousands, except per share data)

	Three months ended June 29, 2013
		Non-operating items, as defined by the Company
		Wind restructuring and impairment charge	Arbitration Costs	Restructuring/ Severance Costs	Due Diligence/ Purchase Accounting Costs	Recapitalization Costs	Settlement / Curtailment Gains/Losses	Amortization of Actuarial Loss	Adjusted (Non-GAAP)
	GAAP
Net Sales	$117,343	$—	$—	$—	$—	$—	$—	$—	$117,343
Gross profit	43,592	939	—	—	—	—	—	759	45,290
Gross margin	37.1%	0.8%	0.0%	0.0%	0.0%	0.0%	0.0%	0.6%	38.6%
S, G & A expenses	26,379	(87)	—	—	328	—	—	413	25,725

Operating income	17,213	852	—	—	328	—	—	1,172	19,565
Interest, net	(822)	—	—	—	—	—	—	—	(822)

Income before taxes	16,391	852	—	—	328	—	—	1,172	18,743
Tax provision *	4,704	245	—	—	94	—	—	336	5,379

Net income	11,687	$607	$—	$—	$234	$—	$—	$836	$13,364

Diluted EPS	$0.36	$0.02	$—	$—	$0.01	$—	$—	$0.03	$0.42

	Three months ended June 30, 2012
		Non-operating items, as defined by the Company
		Wind restructuring and impairment charge	Arbitration Costs	Restructuring/ Severance Costs	Due Diligence/ Purchase Accounting Costs	Recapitalization Costs	Settlement / Curtailment Gains/Losses	Amortization of Actuarial Loss	Adjusted (Non-GAAP)
	GAAP

Net Sales	$124,373	$—	$—	$—	$—	$—	$—	$—	$124,373
Gross profit	41,002	—	—	—	118	—	—	832	41,952
Gross margin	33.0%	0.0%	0.0%	0.0%	0.1%	0.0%	0.0%	0.7%	33.7%
S, G & A	23,532	—	—	55	1,433	—	—	295	21,749

Operating income	17,470	—	—	55	1,551	—	—	1,127	20,203
Interest, net	(741)	—	—	—	—	—	—	—	(741)

Income before taxes	16,729	—	—	55	1,551	—	—	1,127	19,462
Tax provision *	5,035	—	—	17	467	—	—	339	5,858

Net income	$11,694	$—	$—	$38	$1,084	$—	$—	$788	$13,604

Diluted EPS	$0.36	$—	$—	$0.00	$0.03	$—	$—	$0.02	$0.42

Kaydon’s management believes that certain non-GAAP measures of Adjusted operating income, Adjusted interest, net, Adjusted net income, and Adjusted earnings per share - diluted, provide investors with additional information to assess the Company’s financial performance. However, these measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

*	Taxed at effective tax rate for each quarter.

Kaydon Corporation

Reconciliation of Non-GAAP Measures (continued)

(In thousands, except per share data)

	Six months ended June 29, 2013
		Non-operating items, as defined by the Company
		Wind restructuring and impairment charge	Arbitration Costs	Restructuring/ Severance Costs	Due Diligence/ Purchase Accounting Costs	Recapitalization Costs	Settlement / Curtailment Gains/Losses	Amortization of Actuarial Loss	Adjusted (Non-GAAP)
	GAAP
Net Sales	$228,016	$—	$—	$—	$—	$—	$—	$—	$228,016
Gross profit	84,963	1,513	—	—	—	—	—	1,518	87,994
Gross margin	37.3%	0.7%	0.0%	0.0%	0.0%	0.0%	0.0%	0.7%	38.6%
S, G & A expenses	52,012	(110)	—	—	358	—	—	826	50,938

Operating income	32,951	1,403	—	—	358	—	—	2,344	37,056
Interest, net	(1,652)	—	—	—	—	—	—	—	(1,652)

Income before taxes	31,299	1,403	—	—	358	—	—	2,344	35,404
Tax provision *	8,938	401	—	—	102	—	—	669	10,110

Net income	22,361	$1,002	$—	$—	$256	$—	$—	$1,675	$25,294

Diluted EPS	$0.70	$0.03	$—	$—	$0.01	$—	$—	$0.05	$0.79

	Six months ended June 30, 2012
		Non-operating items, as defined by the Company
		Wind restructuring and impairment charge	Arbitration Costs	Restructuring/ Severance Costs	Due Diligence/ Purchase Accounting Costs	Recapitalization Costs	Settlement / Curtailment Gains/Losses	Amortization of Actuarial Loss	Adjusted (Non-GAAP)
	GAAP

Net Sales	$240,839	$—	$—	$—	$—	$—	$—	$—	$240,839
Gross profit	82,601	—	—	—	118	—	—	1,663	84,382
Gross margin	34.3%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.7%	35.0%
S, G & A	47,796	—	143	218	1,433	1,058	—	590	44,354

Operating income	34,805	—	143	218	1,551	1,058	—	2,253	40,028
Interest, net	(1,004)	—	—	—	—	247	—	—	(757)

Income before taxes	33,801	—	143	218	1,551	1,305	—	2,253	39,271
Tax provision *	9,986	—	41	64	467	378	—	666	11,602

Net income	$23,815	$—	$102	$154	$1,084	$927	$—	$1,587	$27,669

Diluted EPS	$0.74	$—	$0.00	$0.00	$0.03	$0.03	$—	$0.05	$0.86

Kaydon’s management believes that certain non-GAAP measures of Adjusted operating income, Adjusted interest, net, Adjusted net income, and Adjusted earnings per share - diluted, provide investors with additional information to assess the Company’s financial performance. However, these measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

*	Taxed at effective tax rate for each quarter.